                                                                    Exhibit 10.9





                                 SAVINGS PLAN OF

                          THE CONNECTICUT WATER COMPANY






                   Amended and Restated as of January 1, 1996

                                TABLE OF CONTENTS


ARTICLE I         Name of Plan
ARTICLE II        Definitions
ARTICLE III       Administration
ARTICLE IV        Participation
ARTICLE V         Contributions by Employees
ARTICLE VI        Contributions by the Employer
ARTICLE VII       Investment of Contributions
ARTICLE VIII      Allocation of Contributions
ARTICLE IX        Vesting
ARTICLE X         Payment of Benefits
ARTICLE XI        Withdrawals from Accounts
ARTICLE XII       Loans to Participants
ARTICLE XIII      Termination of Plan
ARTICLE XIV       Amendment of Plan
ARTICLE XV        Claims Procedure
ARTICLE XVI       The Trustee
ARTICLE XVII      Miscellaneous Provisions
ARTICLE XVIII     Top-Heavy Plan Provisions

                  SAVINGS PLAN OF THE CONNECTICUT WATER COMPANY

         WHEREAS, The Connecticut Water Company heretofore established a savings plan for its employees effective January 1, 1985;

         WHEREAS; under the terms of the Plan, the Employer has the ability to amend the Plan;

         WHEREAS, the Plan, which has been amended from time to time, was restated in its entirety effective as of January 1, 1989, and October 1, 1995;

         NOW, THEREFORE, the following plan is hereby adopted by The Connecticut Water Company to be effective January 1, 1996, except as otherwise indicated herein:

                                    ARTICLE I

                                  NAME OF PLAN

         1.1 The name of this Savings Plan, as amended from time to time, shall be the "Savings Plan of The Connecticut Water Company" (hereinafter the "Plan").

                                   ARTICLE II

                                   DEFINITIONS

         When used herein, each of the following terms shall have the corresponding meaning set forth below unless a different meaning is plainly required by the context in which a term is used:

         2.1 "Account" shall mean collectively the Participant's Employee Salary Deferral Contribution Account, Rollover Account, Additional Employee Contribution Account, and Employer Contribution Account, whether or not such accounts have actually been combined into one account.

         2.2 "Accrued Balance" shall mean the balance of a Participant's
Account.

         2.3 "Act" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all regulations issued pursuant thereto.

         2.4 "Additional Employee Contribution" shall mean any contribution by an Employee to the Trust Fund as provided for in Section 5.2 hereof.

         2.5 "Additional Employee Contribution Account" shall mean the account of a Participant as provided for in Section 8.2 hereof.

         2.6 "Administrator" shall mean the person or persons designated by the Committee, pursuant to Section 3.5 hereof, as the Administrator of the Plan, within the meaning of Section 3(16)(A) of the Act.

         2.7 "Affiliated Company" shall mean any company which is included within a "controlled group of corporations" within which the Company is also included, as determined under Section 1563 of the Code without regard to subsections (a)(4) and (e)(3)(c) of said Section 1563. Notwithstanding the foregoing, with respect to the benefit limitations set forth in Paragraphs 8.5 and 8.6 of this Plan, such determination under Section 1563 shall be made assuming the phrase "more than 50 percent" were substituted for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1).

         2.8 "Beneficiary" shall mean a Participant's surviving spouse, if any, or any other person designated by a Participant who is entitled to receive any benefits payable hereunder upon the Participant's death pursuant to Section 10.5 hereof, or the executor or administrator of the Participant's estate if there is no surviving spouse and if no other Beneficiary shall have been effectively designated by the Participant.

         2.9 "Board" shall mean the Board of Directors of the Company.

         2.10 "1-Year Break in Service" shall mean the failure of an Employee of the Employer to complete more than 500 Hours of Service in a Plan Year. For purposes of this Section 2.10 only, an Employee who is absent from work will be credited with an Hour of Service either during the Plan Year in which such absence commences, or, if the Employee would not have incurred a 1-Year Break in Service in such Plan Year without regard to this sentence, during the following Plan Year, for each hour, based on the Employer's standard work week and work day as in effect from time to time, during which such Employee is absent from work by reason of (1) the pregnancy of the Employee, (2) the birth of a child of the Employee, (3) the placement of a child with the Employee in connection with the Employee's adoption of such child, or (4) the need for caring for a child referred to in clause (2) or (3) immediately following such birth or placement, but only if the Participant has furnished to the Committee such timely information as may be reasonably required to establish that the absence from work is for one or more reasons described in clauses (1) through (4).

         2.11 "Calendar Quarter" shall mean each calendar quarter beginning on the first day of January, April, July or October in each calendar year.

         2.12 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and all regulations issued pursuant thereto.

         2.13 "Code Section 415 Compensation" shall mean the Participant's wages and salaries for personal services actually rendered in the course of employment with the Employer maintaining the Plan paid or accrued during the Plan Year.


         "Code Section 415 Compensation" shall exclude (a)(1) contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to the Plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed, (2) contributions made by the Employer to a plan of deferred compensation to the extent that all or a portion of such contributions are recharacterized as an Additional Employee Contribution, (3) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (4) any distributions from a plan of deferred compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed except any amounts received by an Employee pursuant to an unfunded non- qualified plan to the extent such amounts are includable in the gross income of the Employee; (b) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee). Code Section 415 Compensation shall be limited to $150,000 (unless adjusted as permitted under Code Section 401(a)(17)).

         2.14 "Committee" shall mean the Committee appointed to manage and administer the Plan in accordance with Section 3.1 hereof.

         2.15 "Company" shall mean The Connecticut Water Company, any corporation or business that is merged with the Company, or any successor corporation or business organization that assumes the obligations of the Plan with respect to its Employees.

         2.16 "Company Stock" shall mean common stock of Connecticut Water Service, Inc.

         2.17 "Company Stock Fund" shall mean that portion of the Trust Fund invested exclusively in Company Stock, as provided for in Article VII hereof; provided, however, that (i) short term cash investments shall be permitted to the extent that whole shares of Company Stock cannot be purchased, (ii) cash dividends received shall be reinvested in Company Stock and (iii) any other rights or non-cash distributions (other than dividends in the form of Company Stock) shall be sold and the proceeds invested in Company Stock.

         2.18 "Compensation" shall mean all compensation paid by the Employer to or for the benefit of an Employee during a Plan Year, excluding, under rules uniformly applicable to all Employees similarly situated, reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and the Employer's cost for any public or private employee benefit plan, including the Plan; provided, however, that, unless otherwise specifically stated herein, Compensation shall include amounts deferred under any salary deferral agreement pursuant to Section 5.1 hereof and under any cafeteria plan pursuant to Section 125 of the Code maintained by the Employer.

         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual Compensation limit. The OBRA '93 annual Compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. Any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual Compensation limit set forth in this provision.

         2.19 "Early Retirement Date" shall mean the date on which a Participant retires prior to his Normal Retirement Date and after his attainment of age fifty-five (55).

         2.20 "Employee" shall mean any person who is regularly engaged in rendering personal services to the Employer other than as an independent contractor.

         2.21 "Employee Loan Fund" shall mean that portion of the Trust Fund invested exclusively in personal notes executed by Participants as provided for in Section 7.4 hereof.

         2.22 "Employee Salary Deferral Contributions" shall mean the contributions made by the Employer to the Trust Fund as provided for in Sections 5.1, 6.1, and 6.2(c) hereof.

         2.23 "Employee Salary Deferral Contribution Account" shall mean the account of a Participant as provided for in Section 8.2 hereof.

         2.24 "Employer" shall mean the Company and any Participating Company.

         2.25 "Employer Contributions" shall mean the contributions, if any, made by the Employer to the Trust Fund as provided for in Sections 6.2(a) and
(b) hereof.

         2.26 "Employer Contribution Account" shall mean the account of a Participant as provided for in Section 8.2 hereof.

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         2.27 "Entry Date" shall mean the January 1 and July 1 of each Plan
Year.

         2.28 "Family Member" shall mean with respect to an affected Participant, such Participant's spouse, such Participant's lineal descendants and ascendents and their spouses, all as described in Code Section 414(q)(6)(B).

         2.29 "Fiduciary" shall mean any person (1) who exercises any discretionary authority or control respecting management of the Plan or any authority or discretionary control respecting management or disposition of assets held under the Plan; (2) who renders investment advice for a fee or other compensation, direct or indirect, as to assets held under the Plan or has any authority or responsibility to do so; or (3) who has any discretionary authority or discretionary responsibility in the administration of the Plan, within the meaning of Section 4975(e) (3) of the Code.

         2.30 "414(s) Compensation" shall mean with respect to any Employee his compensation deferred under any salary deferral agreement pursuant to Section
5.1 plus Employee Salary Deferral Contributions attributable to deferred compensation recharacterized as Additional Employee Contributions pursuant to
Section 8.8 plus Code Section 415 Compensation paid during a Plan Year. The amount of 414(s) Compensation with respect to any Employee shall include 414(s) Compensation during the twelve month period ending on the last day of the Plan Year.

         414(s) Compensation in excess of $150,000 shall be disregarded. Such amount shall be adjusted as permitted under Code Section 401(a)(17).

         2.31 "Highly Compensated Employee" means an Employee who performed services for the Employer during the determination year and is in one or more of the following groups:

         (a) Employees who at any time during the determination year or look-back year were five percent owners of the Employer. Five percent owner means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

         (b) Employees who received Code Section 415 Compensation during the look-back year from the Employer in excess of $75,000.

         (c) Employees who received Code Section 415 Compensation during the look-back year from the Employer in excess of $50,000 and were in the top paid group of Employees for the Plan Year.

         (d) Employees who during the look-back year were officers of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) and received Code Section 415 Compensation during the look-back year from the Employer greater than 50 percent of the limit in effect under Code
                  Section 415(b)(1)(A) for any such Plan Year. The number of officers shall be limited to the lesser of (i) 50 Employees; or (ii) the greater of 3 employees or 10 percent of all employees. If the Employer does not have at least one officer whose annual Compensation is in excess of 50 percent of the Code Section 415(b)(1)(A) limit, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

         (e) Employees who are in the group consisting of the 100 Employees paid the greatest Compensation during the determination year and are also described in (b), (c) or (d) above when these paragraphs are modified to substitute "determination year" for "look-back year."

         The "determination year" shall be the Plan Year for which testing is being performed, and the "look-back year" shall be the immediately preceding twelve-month period. The "top paid group" of Employees shall mean the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of Code Section 415 Compensation received from the Employer during such year.

         For purposes of this Section, the determination of Code Section 415 Compensation shall be based only on Code Section 415 Compensation which is actually paid and shall be made without regard to Code Sections 125, 402(a)(8), 402(h)(1)(B) and 403(b). Additionally, the dollar threshold amounts specified in
(b) and (c) above shall be adjusted at such time and in such manner as is provided in Treasury Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the determination year or look-back year begins.

         In determining who is a Highly Compensated Employee, all Affiliated Companies shall be taken into account as a single employer and leased employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such leased employees are covered by a plan described in Code
Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. In addition, highly compensated former employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the determination year.

         2.32 "Highly Compensated Participant" shall mean any Highly Compensated Employee who is eligible to participate in the Plan.

         2.33 "Hour of Service" shall mean (1) each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties (to be credited to the Employee as of the time that the duties were performed); (2) each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for reasons other than the performance of duties, such as vacation or holidays (to be credited in accordance with Labor Department Regulation Section 2530.200b-2(c) or any successor regulation); (3) each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer (to be credited to the Employee as of the time to which the award or agreement pertains rather than the time that the award, agreement or payment is made). The same hour shall not be credited under more than one of the above clauses. In determining Hours of Service for the purpose of clause (2) above, the provisions of Labor Department Regulation Section 2530.200b-2(b) or any successor regulation shall be applicable. Hours of Service shall also include each hour, based on the Employee's standard work week and work day as in effect from time to time, during which an Employee is absent from work:

         (a) temporarily, on account of illness or with the consent of the Employer for a period not to exceed six months. In the event of any absence approved by the Employer and exceeding six months, the Committee shall establish uniform rules for the inclusion or exclusion of any hour as an Hour of Service on account of such absence in excess of six months; or

         (b) on account of service in the armed forces of the United States, provided that the Employee returns to work within the period during which his reemployment rights are guaranteed by applicable Federal law following his or her discharge or severance from such service.

         2.34 "Investment Fund" shall mean a fund selected by the Committee in which all or a portion of the Trust Fund may be invested, as provided in Article VII hereof.

         2.35 "Non-Highly Compensated Participant" shall mean any Participant who is neither a Highly Compensated Employee nor a Family Member.

         2.36 "Normal Retirement Date" shall mean the first day of the month coinciding with or next following the date on which the Participant attains age sixty-five (65).

         2.37 "Participant" shall mean an Employee who is eligible to participate in the Plan under the terms of Article IV hereof and who has taken all the steps required by said Article IV to participate in the Plan.

         2.38 "Participating Company" shall mean any Affiliated Company which is designated by the Board as a Participating Company under the Plan and whose designation as such has become effective and has continued in effect. The designation shall become effective only when it shall have been accepted by the Board of Directors of the Participating Company. A

Participating Company may revoke its acceptance of such designation at any time, but until such acceptance has been revoked all of the provisions of the Plan and amendments thereto shall apply to the Employees (and their Beneficiaries) of the Participating Company. In the event the designation of a Participating Company as such is revoked by the Board of Directors of the Participating Company, the Plan will be deemed terminated only as to such Participating Company in accordance with Article XIII.

         2.39 "Plan" shall mean this plan: the Savings Plan of The Connecticut Water Company.

         2.40 "Plan Year" shall mean each calendar year ending on December 31.

         2.41 "Retirement Plan" shall mean The Connecticut Water Company Employees' Retirement Plan, as amended from time to time.

         2.42 "Rollover Account" shall mean the account of a Participant as provided for in Section 8.2 hereof.

         2.43 "Termination Date" shall mean the date on which the Participant ceases to be an Employee.

         2.44 "Total Disability" shall mean that disability which qualifies an Employee to be considered a totally and permanently disabled Employee for purposes of the Employer's long- term disability insurance benefits, as amended from time to time.

         2.45 "Trust" shall mean the trust created by the trust agreement, as amended from time to time, entered into by the Employer and the Trustee for the purpose of holding the Trust Fund.

         2.46 "Trustee" shall mean the person or persons who may at any time be acting as trustee or trustees of the Trust.

         2.47 "Trust Fund" shall mean all funds received by the Trustee from the Employer or any Participant, pursuant to the terms hereof, together with all income, profits and increments thereon, and less any expenses, losses and payments therefrom.

         2.48 "Valuation Date" shall mean the last day of each Calendar Quarter.

         2.49 "Year of Eligibility Service" shall mean (1) the period of 12 consecutive months beginning on an Employee's date of employment by the Employer and (2) any Plan Year following the Plan Year which includes the date described in clause (1) (including Plan Years before the effective date of the Plan), provided, however, that an Employee shall not be credited with a Year of Eligibility Service with respect to a 12-month period or Plan Year in which he completes less than 1,000 Hours of Service.

         Neither the gender nor the number (singular or plural) of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.

                                   ARTICLE III
                                 ADMINISTRATION

         3.1 Committee. The Committee established pursuant to Article XI of the Retirement Plan shall also act as the Committee hereunder. The Board shall certify to the Trustee the names and specimen signatures of the members of the Committee.

         3.2 Named Fiduciary. The Committee is hereby designated the Named Fiduciary of the Plan, within the meaning of Section 402(a) of ERISA, and subject to the provisions hereof, shall have the authority to control and manage the operation and administration of the Plan.

         3.3 Powers of Committee. The Committee shall have all powers necessary to determine in its sole discretion all questions concerning the administration of the Plan, including without limitation questions of eligibility of Employees, funding policy, and the amount of any benefits payable hereunder. In addition, the Committee shall have full authority to interpret and apply the provisions hereof, including without limitation authority to correct any defects or omissions or reconcile any inconsistencies herein, in such a manner and to such an extent as it shall deem necessary or desirable to effectuate the Plan. The Committee may make such rules and regulations for the administration of the Plan and the interpretation and application of the provisions hereof, as it deems necessary or desirable. Subject to the provisions of Article XV hereof, any determination by the Committee within the scope of its authority and any action taken thereon in good faith shall be conclusive and binding on all persons. Although the investment and management of assets of the Plan shall be the responsibility of the Trustee, subject to investment elections of Participants pursuant to Article VII hereof, the Committee shall be responsible for the selection of Investment Funds.

         3.4 Delegation of Duties. The Committee shall have authority in its sole discretion to designate or appoint, from time to time (1) persons to render advice to it with regard to any responsibility it has under the Plan, (2) persons to carry out specified fiduciary responsibilities for the operation and administration of the Plan, other than any responsibility to manage or control the assets of the Plan provided for in the trust agreement creating the Trust Fund, and (3) persons to act as investment managers to manage (including the power to acquire and dispose of) any assets of the Plan. Any such person shall serve at the pleasure of the Committee and may resign by delivering written notice to the Committee. The Committee may delegate any of its powers and duties to any person referred to in clause (2) above, subject to the limitation contained therein. Any appointment under clause (3) above shall be made and acknowledged in writing.

         3.5 Administrator. The Committee shall designate an Administrator of the Plan. In addition to carrying out any duties required of the Administrator by applicable provisions of ERISA, the Administrator shall prepare and file, or cause to be prepared and filed, such reports, descriptions, summaries, and financial and other statements with respect to the Plan

                                     III-2
as may be necessary or desirable, within the time prescribed therefor, and furnish such reports, descriptions, summaries, and statements to Participants and Beneficiaries as may be necessary or desirable, within the time specified therefor. Any delegation of duties to the Administrator by the Committee shall be made and acknowledged in writing. The Administrator shall serve at the pleasure of the Committee and may resign by delivering written notice to the Committee. If at any time there shall be a vacancy in the position of Administrator, the Committee shall serve as Administrator until said position has been filled as herein provided.

         3.6 Agent for Service. The Administrator shall be the agent for service of legal process in connection with any claim or proceeding relating to the Plan.

         3.7 Action by Majority. Any action which the Committee is authorized or required to take may be taken by a majority of the members of the Committee then holding office. The action of such majority of the members of the Committee, expressed by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Committee, and shall have the same effect for all purposes as if assented to by all the members of the Committee then holding office.

         3.8 Action by Single Member. The Committee may from time to time authorize any one or more of its members to execute any document on behalf of the Committee. The

                                     III-3

Committee shall certify to the Trustee the name of any such member authorized to act for it in its relationship with the Trustee and the extent and duration of such authorization.

         3.9 Member's Own Participation. A member of the Committee who is also a Participant shall not vote on the exercise of any rights or options or on any other matter with respect to his rights as a Participant; provided, however, that this prohibition shall not be construed as preventing such member from voting on matters which affect all Participants.

         3.10 Records. The Committee shall keep such records of its proceedings and acts as may in its discretion be necessary or desirable for the proper administration of the Plan. The Committee shall make available to each Participant or Beneficiary, for examination at its principal office or in such other place as the Committee may in its sole discretion decide is necessary or desirable to make available all pertinent records to such Participant or Beneficiary, such of its records as may pertain to such Participant or Beneficiary, and such Participant or Beneficiary shall have the right to examine the same during normal business hours. The Employer may at any time inspect the records of the Committee or have the same inspected by any agent or Employee and may at any time demand an accounting from the Committee.

         3.11 Compensation; Agents. The members of the Committee shall serve without compensation for services as such, but any member of the Committee who does not receive a salary from the Employer shall be paid such reasonable compensation for attending meetings

                                     III-4
of the Committee as may be voted by the Board, in its sole discretion. All expenses properly attributable to the operation and administration of the Plan, including fees paid to agents, advisors, counsel, investment managers, and other persons designated or appointed by the Committee to assist it, shall be paid as provided in Section 3.14 hereof.

         3.12 Bonding; Liability of Committee. The Committee, or the Administrator, if so directed by the Committee, shall ensure that each Fiduciary of the Plan, including each member of the Committee, is bonded in accordance with applicable laws, rules, and regulations, including without limitation
Section 412 of ERISA. The Employer shall indemnify and hold harmless each member of the Committee, the Administrator and any other Fiduciary with respect to the Plan, if he is, or was at the time of the acts or failure to act in question, a director, officer or Employee of the Employer, from any liability, claim, demand, suit or action of any type, including without limitation reasonable attorneys' fees arising from any action or failure to act, provided that such person acted in good faith, in a manner he reasonably believed to be in the best interests of the Employer or of the Participants and Beneficiaries of the Plan and consistent with the provisions of the Plan and, with respect to any criminal action or proceeding, that he had no reasonable cause to believe his conduct was unlawful.

         3.13 Fiduciary Responsibility. Any Fiduciary with respect to the Plan shall discharge his duties solely in the interest of the Participants and Beneficiaries for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying

                                     III-5
reasonable expenses of administering the Plan. In addition, any Fiduciary with respect to the Plan shall discharge his duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

         3.14 Expenses. The Employer shall pay all the administrative expenses of the Plan and all fees and retainers of the Plan's Trustee, auditors, and counsel so long as the Plan remains in effect, except that any expenses directly relating to the investments of the Trust Fund, such as taxes, brokerage commissions and registration charges, shall be paid by the Employer unless the Administrator shall direct the Trustee to pay such expenses from the Trust Fund. In the event of the failure of the Employer to pay such fees and retainers, the Trustee shall have the right to charge such amounts against the Trust Fund.

                                      III-6

                                   ARTICLE IV
                                  PARTICIPATION

         4.1 Eligibility Requirements. Every Employee of the Employer shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following his completion of one (1) Year of Eligibility Service.

         4.2 Entry. The Committee shall notify each Employee of his eligibility to participate in the Plan upon meeting the requirements of Section 4.1 or 4.3 hereof, and shall provide him an opportunity to become a Participant. An Employee who desires to become a Participant shall file with the Committee an election to participate, shall execute a salary deferral agreement, as provided for in Section 5.1 hereof, which shall authorize payroll deductions of his Employee Salary Deferral Contributions, and shall make an election of Investment Funds as provided for in Section 7.2 hereof. An election to participate hereunder filed with the Committee shall be effective as of the Entry Date on which the Employee first becomes eligible to participate hereunder; provided, however, that any such election filed less than 15 days prior to such Entry Date shall be effective on the next following Entry Date. Notwithstanding the foregoing, for purposes of an Employee's eligibility to share in Employer Contributions pursuant to Section 6.2(b) hereof and Employee Salary Deferral Contributions pursuant to Section 6.2(c) hereof, if any, the Employee shall become a Participant in the Plan as of the applicable Entry Date under Section
4.1 hereof, and no election to participate shall be required.

         4.3 Termination of Participation; Reentry. If an Employee who is a Participant or is eligible to participate in the Plan shall terminate his employment or incur one or more 1-Year Breaks in Service, he shall cease to be a Participant or be eligible to participate in the Plan. Any such person shall again become a Participant or be eligible to participate in the Plan as of his date of re-employment in the case of an Employee who terminated his employment or as of the first day of the next Plan Year in which he does not incur a 1-Year Break in Service in the case of an Employee who did not terminate his employment. In addition, if an Employee who is a Participant in the Plan withdraws the entire Accrued Balance in his Account pursuant to Section 11.1 hereof, he shall thereupon cease to be a Participant in the Plan. Such an Employee may again become a Participant in the Plan on the next Entry Date by filing a new election to participate with the Committee at least 15 days prior to such Entry Date; provided, however, that the restrictions on deferrals of salary provided in Section 11.1 shall, where appropriate, apply.

                                    ARTICLE V
                           CONTRIBUTIONS BY EMPLOYEES

         5.1 Salary Deferral Agreements. Each Participant may elect, in any Plan Year, to enter into a written salary deferral agreement with the Employer which shall be applicable to all payroll periods within such Plan Year. The terms of any such salary deferral agreement shall provide that the Participant agrees to defer a portion of his salary from the Employer in an amount equal to either (i) any percentage not less than one percent (1%) nor more than ten percent (10%) of his Compensation or (ii) a specified dollar amount not less than one percent (1%) nor more than ten percent (10%) of his Compensation. The total Employee Salary Deferral Contributions made under this Plan, and any other plans the Employer may have, shall not exceed $7,000 for the calendar year. This dollar limitation shall be adjusted annually pursuant to the method provided in Code
Section 415(d) in accordance with Treasury Regulations. In consideration of such agreement, the Employer shall make an Employee Salary Deferral Contribution to the Participant's Employee Salary Deferral Contribution Account on behalf of the Participant for such Plan Year in an amount equal to the total amount of the Participant's Compensation from the Employer which was deferred during the Plan Year pursuant to the salary deferral agreement.

         All Employee Salary Deferral Contributions shall be 100% vested and non-forfeitable at all times. If a Participant enters into a salary deferral agreement with the Employer for a given Plan Year, his Compensation for such Plan Year for all purposes under this Plan, except as otherwise expressly provided herein, shall be equal to his Compensation before application of the salary deferral agreement. For purposes of any other plan or benefits arrangement of the Employer, including the Retirement Plan, his Compensation shall be equal to his Compensation before application of the salary deferral agreement.

         Salary deferral agreements shall be governed by the following rules:

         (a) A salary deferral agreement shall apply to each payroll period during which an effective salary deferral agreement is on file with the Employer.

         (b) A salary deferral agreement may be amended by a Participant only once during any Calendar Quarter unless the Committee, pursuant to uniform and nondiscriminatory rules applicable to all Participants, determines that good cause exists to permit a Participant to amend such agreement more frequently.

         (c) Salary deferral agreements and amendments to salary deferral agreements shall be effective as of, and shall not apply to any payroll period preceding, the payroll period next following the 15th day after the salary deferral agreement or amendment to the salary deferral agreement is executed by the Participant and the Employer.

         (d) Notwithstanding the foregoing, the Employer may reduce the amount subject to its salary deferral agreement with any Participant at any time if the Employer determines that reduction is necessary to ensure that annual additions for any Plan Year will not exceed the limitations of Section 8.5 and
                  8.6 hereof or to ensure that the anti-discrimination requirements of Section 401(k) of the Code, and all applicable regulations thereunder, are met for such Plan Year. At any time that the Employer makes such reduction, the Participant shall have the option of electing to have the excess percentage contributed to the Plan as his Additional Employee Contributions.

         (e) Except as provided above, a salary deferral agreement applicable to any given Plan Year, once made, may not be revoked or amended by the Participant or the Employer.

         (f) If a Participant's Employee Salary Deferral Contributions under this Plan, together with any salary deferrals under another qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a salary reduction agreement (within the meaning of Code Section 3121(a)(5)(D)), or a trust described in

                  Code Section 501(c)(18), cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d)) for such Participant's taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Committee in writing of such excess and request that his Employee Salary Deferral Contribution under this Plan be reduced by an amount specified by the Participant. In such event, the Committee may direct the Trustee to distribute such excess amount (and any income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Any distribution of less than the entire amount of the excess Employee Salary Deferral Contribution and income shall be treated as a pro rata distribution of excess Employee Salary Deferral Contribution and income. The amount distributed shall not exceed the Employee Salary Deferral Contribution under the Plan for the taxable year. Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

                  (1) the Participant must designate the distribution as an excess Employee Salary Deferral Contribution;

                  (2) the distribution must be made after the date on which the Plan received the excess Employee Salary Deferral Contribution; and

                  (3) the Plan must designate the distribution as a distribution of an excess Employee Salary Deferral Contribution.

         (g) Notwithstanding Section 5.1(f) above, a Participant's Employee Salary Deferral Contributions shall be reduced, but not below zero, by any distribution and/or recharacterization of excess contributions pursuant to Section 8.8(a) for the Plan Year beginning with or within the taxable year of the Participant.

         5.2 Additional Employee Contributions. Subject to the provisions of Sections 8.9 and 8.10, a Participant may from time to time, in addition to the amount contributed pursuant to Section 5.1 hereof, contribute to the Plan as his Additional Employee Contributions such amount as he may determine to be desirable; provided, however, that such amount shall not, when added to the total contributions made by a Participant under this Section 5.2 for all prior Plan Years during which he has been a Participant in the Plan, exceed ten percent (10%) of his aggregate Compensation for all years during which he has been a Participant in the Plan. Such Additional Employee Contributions shall be made by deductions from the payroll of the Participant in semi- monthly installments which may be rounded to the nearest whole dollar and which shall be paid by the Employer to the Trustee as soon as practicable. If permitted by the Committee, Additional Employee Contributions may also be made in a single sum payment by the Participant directly to the Plan or by a combination of payroll deductions and single sum payments. Additional Employee Contributions shall not be eligible for matching Employer Contributions by the Employer, if any, as provided for in Section

6.2(a) hereof. An amount equal to a Participant's Additional Employee Contributions shall be allocated to his Account. Any Additional Employee Contributions in excess of the limitation imposed by this Section 5.2 shall be returned to the Participant.

         5.3 Rollovers. A Participant may, with the consent of the Committee, which shall be granted or withheld in a uniform and nondiscriminatory manner, rollover to the Trust Fund in cash or in kind, within sixty (60) days of his receipt thereof, all or any portion of the amount distributed to him within one taxable year of the Participant as a rollover amount, as defined in Section 402(a)(5), 403(a)(4), or 408(d)(3) of the Code, to the extent permitted by the Code; provided, however, that no such rollover amount may include any amounts representing the Participant's contributions. The Committee may require such information or documentation with respect to any such rollover contribution hereunder as it deems necessary or desirable.

                                   ARTICLE VI
                          CONTRIBUTIONS BY THE EMPLOYER

         6.1 Employee Salary Deferral Contributions. For each Plan Year, the Employer, in addition to any amount it may contribute pursuant to Section 6.2 hereof, shall contribute an amount equal to the total amount of contributions agreed to be made by it pursuant to salary deferral agreements under Section 5.1 hereof entered into between the Employer and Participants for such Plan Year. Contributions made by the Employer for a given Plan Year pursuant to salary deferral agreements under Section 5.1 hereof shall be placed in the Trust Fund no later than the earlier of (a) 30 days following the end of the Plan Year or
(b) the date the Employer files its federal income tax return for its taxable year with or within which such Plan Year ends.

         6.2 Other Types of Contributions by the Employer. The Employer shall not make any contributions to the Trust Fund other than as provided in Sections 6.1, 6.2(a) and 8.10(g) for a Plan Year, unless the Board adopts a resolution prior to or during such Plan Year to the effect that Section 6.2(b) and/or
Section 6.2(c) shall be applicable for such Plan Year. In the event that such a resolution is adopted by the Board, Employer Contributions may be made to the Trust Fund in accordance with Section 6.2(b) and/or Section 6.2(c) for such Plan Year.

         (a) The Employer shall contribute to the Trust Fund with respect to a Plan Year, as an Employer Contribution, an amount equal to the Applicable Percentage

                  (determined as hereinafter provided) of each Participant's Employee Salary Deferral Contribution made pursuant to Section
                  5.1 hereof not exceeding three percent (3%) of Compensation. Such Employer Contributions shall be paid to the Trustee in the form of shares of Company Stock and cash determined as follows: (i) as of the last business day of each Calendar Quarter, the amount of the Employer Contribution with respect to Employee Salary Deferral Contributions made since the last business day of the preceding Calendar Quarter shall be determined, and such amount shall be expressed in the form of whole shares of Company Stock based on the average of bid and asked prices per share on the last business day of the Calendar Quarter and cash; (ii) the number of whole shares determined in (i) and the amount of cash representing any fractional share shall be contributed to the Company Stock Fund as soon as practicable following the end of the Calendar Quarter and such contributions shall be allocated to each Participant's Employer Contribution Account. For purposes of this Section 6.2(a), the Applicable Percentage for a Plan Year shall be determined as follows: (i) if "earnings per average common share" with respect to Company Stock, as reported for the prior Plan Year, exceed one hundred and ten percent (110%) of "dividends paid per common share" with respect to Company Stock, as reported for the prior Plan Year, the Applicable Percentage shall be fifty percent (50%); and (ii) if "earnings per average common share" with respect to Company Stock, as reported for the prior Plan Year, do not exceed one hundred and ten percent (110%) of "dividends paid per common share" with respect to Company Stock, as reported for the prior Plan Year, the Applicable Percentage shall be twenty-five percent (25%).

         (b) In addition to the contribution provided under subsection (a) hereof, the Employer may, but shall not be obligated to, contribute to the Trust Fund, within the time prescribed by law for filing of the income tax return for the Company's fiscal year, including any extensions thereof, such amount as the Board shall determine by resolution adopted before the end of such time. A portion of such Employer Contribution shall be allocated to the Employer Contribution Account of each Employee who was a Participant for all or a part of the Plan Year on the basis of the percentage that each Participant's Compensation earned while a Participant in the Plan Year is to the total aggregate Compensation of all Participants earned while Participants in the Plan Year. Notwithstanding any other provisions of this Plan, a Participant shall share in allocations with respect to a Plan Year pursuant to this subsection (b) only if the Participant has completed one thousand (1,000) or more Hours of Service in such Plan Year.

         (c) In addition to the contribution provided under subsection (a) hereof, the Employer may, but shall not be obligated to, contribute to the Trust Fund an amount equal to such percentage as the Board shall determine of a Participant's Compensation for the Plan Year with respect to which such contribution is made. Such contributions shall be treated for all purposes of this Plan, with the exception of subsection (a) hereof, as Employee Salary Deferral Contributions and shall be allocated to a Participant's Employee Salary Deferral Contribution Account. These contributions shall be paid to the Trustee within the time prescribed by law for filing of the income tax return for the Employer's fiscal year, including extensions thereof.

         6.3 Earnings Limitation. The Employer's contributions pursuant to Sections 6.1 and 6.2 hereof shall be made out of the Employer's current or accumulated earnings (as shown by its books and accounts for general corporate purposes in accordance with accepted accounting practices), and may only be made if and to the extent such current or accumulated earnings are adequate for such purposes.

                                   ARTICLE VII
                           INVESTMENT OF CONTRIBUTIONS

         7.1 Investment Funds. The trust agreement creating the Trust shall provide for the establishment of one or more separate Investment Funds in which the assets of the Trust, excluding amounts described in Section 7.4 (Company Stock Fund) and Section 7.5 (Employee Loan Fund), shall be invested.

         7.2 Allocation of Contributions to Investment Funds. Once each Calendar Quarter, a Participant may elect how contributions to his Account, excluding Employer Contributions made in accordance with Section 6.2(a) hereof, shall be allocated among the available Investment Funds. Allocations to Investment Funds shall be in 10% increments. Such elections shall be made at such time, in such manner and in such form as the Committee may prescribe through uniform and nondiscriminatory rules. In the absence of an investment election by a Participant, contributions shall be invested in that Investment Fund which invests in short-term, fixed income investments such as bank certificates of deposit, commercial paper, and treasury bills.

         7.3 Transfers of Investments. Effective as of January 1, April 1, July 1 and October 1 of each Plan Year, a Participant may elect to transfer amounts among the available Investment Funds. Such elections shall be made at such time, in such manner and in such form as the Committee may prescribe through uniform and nondiscriminatory rules. The minimum amount transferable out of any one Investment Fund shall be ten percent (10%) of the total value of the Participant's Account, or, if less, the entire amount invested in such Investment Fund. In no event shall amounts invested in the Company Stock Fund be available for transfer to any Investment Fund pursuant to this Section, except in the case of the cash proceeds of a tender offer for Company Stock, nor shall amounts invested in any Investment Fund be available for transfer to the Company Stock Fund.

         7.4 Company Stock Fund. All Employer Contributions made in accordance with Section 6.2(a) hereof, together with earnings thereon, shall at all times be invested in the Company Stock Fund.

         7.5 Employee Loan Fund. The trust agreement creating the Trust shall provide for the establishment of an Employee Loan Fund which shall be invested exclusively in personal notes executed by Participants pursuant to Section 12.1 hereof.

         7.6 Valuations. As of each Valuation Date, and as of any other date fixed by the Committee, the Trust Fund, each of the Investment Funds and the Company Stock Fund, shall be valued on the basis of current market value in accordance with the provisions of the Trust Agreement. For purposes of allocating accruals pursuant to Section 8.3 hereof, the Trust Fund, each of the Investment Funds and the Company Stock Fund shall be valued as of a Valuation Date as if each contribution to the Trust Fund was made at the end of the Calendar Quarter ending on such Valuation Date in which such contribution was made.

                                      VII-2

                                  ARTICLE VIII
                           ALLOCATION OF CONTRIBUTIONS

         8.1 Notice to Committee. As of each Entry Date, the Employer shall deliver to the Committee a list of all Employees who entered the Plan after the last preceding Entry Date together with the Entry Date for each such Employee, a statement of the amount of Compensation paid to each such Employee, and the amount of contributions by or on behalf of each such Employee. As of such Entry Date, the Employer shall also notify the Committee in writing of all changes in the list of Participants, and shall notify said Committee of the amount of Compensation paid to, and the amount of contributions by or on behalf of, each Participant.

         8.2 Accounts. The Committee shall open the following accounts on behalf of each Participant:

         (a) Employee Salary Deferral Contribution Account. The Committee shall credit to each Participant's Employee Salary Deferral Contribution Account all Employee Salary Deferral Contributions pursuant to Sections 5.1, 6.1, and 6.2(c) hereof, including accruals thereon pursuant to Section 8.3 hereof, made on behalf of the Participant.

         (b) Employer Contribution Account. The Committee shall credit to each Participant's Employer Contribution Account all Employer Contributions, if any, pursuant to Sections 6.2(a) and (b) hereof, including accruals thereon pursuant to Section 8.3 hereof, made on behalf of the Participant.

         (c) Additional Employee Contribution Account. The Committee shall credit to each Participant's Additional Employee Contribution Account his contributions to the Trust Fund pursuant to
                  Section 5.2 hereof, including accruals thereon pursuant to
                  Section 8.3 hereof.

         (d) Rollover Account. The Committee shall credit to each Participant's Rollover Account his contributions to the Trust Fund pursuant to Section 5.3 hereof, including accruals thereon pursuant to Section 8.3 hereof.

         For the purposes of allocating earnings and losses, all contributions shall be treated as being paid in the manner and at the time described in
Section 7.6 hereof.

         8.3 Allocation of Accruals. As of each Valuation Date, as provided in
Section 7.6 hereof, the Trustee shall determine the values of each of the Investment Funds and of the Company Stock Fund and the amount of the accruals to each such fund since the preceding Valuation Date, which accruals shall consist of any earnings therefrom, any increase in market value thereof, and other accretions thereon, less losses, decreases in market value,

                                     VIII-2
expenses, and other proper deductions. The Trustee shall also determine the value of each Participant's interest in the Employee Loan Fund and the amount of accruals to such interest since the preceding Valuation Date, which accruals shall consist of any earnings therefrom, any increase in market value thereof, and other accretions thereon, less losses, decreases in market value, expenses, and other proper deductions. The Trustee shall notify the Committee of the foregoing amounts within a reasonable time after their determination. The Committee shall allocate net accruals in each of the Investment Funds and in the Company Stock Fund to each Participant's Account, as of the Valuation Date, on the basis of the percentage that the amount of each Participant's Account invested in each Investment Fund and in the Company Stock Fund on the Valuation Date, prior to the allocation of any contributions made since the last preceding Valuation Date, is of the total amount of all Participants' Accounts invested in each Investment Fund and in the Company Stock Fund on the Valuation Date, prior to the allocation of any contributions made since the last preceding Valuation Date. For purposes of determining the value of a Participant's interest in the Employee Loan Fund, only notes executed by the Participant shall be taken into account.

         8.4 Notice to Participants. Within a reasonable time after the end of each Plan Year, the Committee shall notify each Participant of (1) the amount credited to his Account under Section 8.2 hereof since the last Plan Year; (2) the amount credited to his Account under Section 8.3 hereof since the last Plan Year; and (3) the total amount credited to his Account since the last Plan Year.

                                     VIII-3

         8.5 Limitation. Anything herein to the contrary notwithstanding, in no event shall the sum of annual additions to a Participant's Account in any Plan Year, when combined with the annual additions to such Participant's Account under any other defined contribution plan maintained by the Employer, attributable to (1) contributions of the Employer (including Employer Contributions and Employee Salary Deferral Contributions), (2) forfeitures, and
(3) Additional Employee Contributions, be greater than the lesser of (1) $30,000 (which amount shall be subject to an annual cost of living adjustment as provided under Section 415 of the Code) or (2) twenty-five percent (25%) of all the Participant's Code Section 415 Compensation from the Employer. Any excess amount hereunder (i) to the extent of Additional Employee Contributions in such Plan Year shall be returned to the Participant; (ii) to the extent of Employee Salary Deferral Contributions pursuant to Sections 5.1 and 6.1 hereof shall be treated as provided in the preceding clause (i); and (iii) to the extent of matching Employer Contributions pursuant to Section 6.2(a) hereof, Employer Contributions pursuant to Section 6.2(b) hereof and Employee Salary Deferral Contributions pursuant to Section 6.2(c) hereof shall be treated as Employer Contributions and shall reduce the amount that the Employer would otherwise contribute to the Trust Fund as matching Employer Contributions pursuant to
Section 6.2(a) hereof, Employer Contributions pursuant to Section 6.2(b) hereof and Employee Salary Deferral Contributions pursuant to Section 6.2(c) hereof, respectively.

         8.6 Additional Limitation - Members of Retirement Plan. In the case of any Participant who is entitled to benefits due to Employer contributions under the Retirement

                                     VIII-4

Plan, in addition to the limitations imposed by Section 8.5 hereof, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any year may not exceed 1.0. The defined benefit plan fraction for any year is a fraction (a) the numerator of which is the projected annual benefit of the Participant under the Retirement Plan (determined as of the close of the Plan
Year), and (b) the denominator of which is the lesser of: (1) the product of
1.25 multiplied by the maximum dollar limitation in effect under Section 415(b)(1)(A) of the Code for such year, or (2) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(b)(l)(B) of the Code for such Participant for such year. The defined contribution plan fraction for any year is a fraction (a) the numerator of which is the sum of the annual additions to the Participant's Account as of the close of the Plan Year and (b) the denominator of which is the sum of the lesser of the following amounts determined for such year and each prior year of service with the Employer: (1) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year (determined without regard to Section 415(c)(6) of the Code), or (2) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(c)(l)(B) of the Code for such Participant for such year.

         In the event that said annual additions to a Participant's Account should exceed the aforesaid limitation, the Committee shall have the right to accomplish the aforementioned compliance by reducing or limiting benefits under this Plan or under the Retirement Plan, and may vary the extent to which the reduction or limitation will be applied to either, provided that any such reduction or limitation shall be made in a nondiscriminatory manner.

                                     VIII-5

         8.7      Actual Deferral Percentage Tests.

         (a) The annual allocation derived from Employee Salary Deferral Contributions to Employee Salary Deferral Contribution Accounts shall satisfy one of the following tests:

                  (1) The "Actual Deferral Percentage" for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non- Highly Compensated Participant group multiplied by 1.25, or

                  (2) The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by 2. The provisions of Code Section 401(k)(3) and Treasury Regulations
                           Section 1.401(k)-1(b) are incorporated herein by reference. However, in order to prevent the multiple use of the alternative method described in this paragraph in Code Section 401(m)(9)(A), any Highly Compensated Participant

                                     VIII-6
                           eligible to make elective deferrals pursuant to
                           Section 5.1 and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Company shall have his actual contribution ratio reduced pursuant to Treasury Regulations
                           Section 1.401(m)-2, the provisions of which are incorporated herein by reference.

         (b) For the purposes of this Section "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employee Salary Deferral Contributions allocated to each Employee Salary Deferral Contribution Account for such Plan Year (and contributed to the Plan within 12 months following the end of the Plan Year) to such Participant's 414(s) Compensation for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent. Employee Salary Deferral Contributions allocated to each Non-Highly Compensated Employee Salary Deferral Contribution Account shall be reduced by excess Employee Salary Deferral Contributions to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.

                                     VIII-7

         (c) For the purpose of determining the actual deferral ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest Code Section 415 Compensation during the Plan Year, the following rules shall apply:

                  (1) The combined actual deferral ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be determined by aggregating Employee Salary Deferral Contributions and 414(s) Compensation of all eligible Family Members (including Highly Compensated Participants). However, in applying the $150,000 limit to 414(s) Compensation, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

                  (2) The Employee Salary Deferral Contributions and 414(s) Compensation of all Family Members shall be disregarded for purposes of determining the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

                                     VIII-8

                  (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and
                           (2) above.

         (d) For the purposes of Sections 8.7(a) and 8.8, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 5.1, whether or not such deferral election was made or amended pursuant to Section 5.1.

         (e) For the purposes of this Section, if two or more plans (other than an employee stock ownership plan as defined in Code
                  Section 4975(e)(7)) which include cash or deferred arrangements are considered one plan for the purposes of Code
                  Section 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii)), the cash or deferred arrangements included in such plans shall be treated as one arrangement.

         (f) For the purposes of this Section, if a Highly Compensated Participant is a Participant under two (2) or more cash or deferred arrangements of the Employer or an Affiliated Company, all such cash or deferred arrangements shall be treated as one (1) cash or deferred arrangement for the purpose of determining the deferral percentage with respect to such Highly Compensated

                                     VIII-9

                  Participant. However, if the cash or deferred arrangements have different Plan Years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

         8.8 Adjustment to Actual Deferral Percentage Tests. In the event that the initial allocations of the Employee Salary Deferral Contributions do not satisfy one of the tests set forth in Section 8.7(a), the Committee shall adjust excess contributions pursuant to the options set forth below:

         (a) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the highest actual deferral ratio shall have his portion of excess contributions distributed to him and/or at his election recharacterized as an Additional Employee Contribution pursuant to Section 5.2, until one of the tests set forth in Section 8.7(a) is satisfied, or until his actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the second highest actual deferral ratio. This process shall continue until one of the tests set forth in Section 8.7(a) is satisfied. For each Highly Compensated Participant, the amount of excess contributions is equal to the Employee Salary Deferral Contributions on behalf of such Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly

                                    VIII-10

                  Compensated Participant's actual deferral ratio (determined after application of this paragraph) by his 414(s) Compensation. However, in determining the amount of excess contributions to be distributed and/or recharacterized with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any excess Employee Salary Deferral Contribution previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year.

                  (1) With respect to the distribution of excess contributions pursuant to (a) above, such distribution:

                           (i) may be postponed but not later than the close of the succeeding Plan Year;

                           (ii) shall be made first from unmatched Employee Salary Deferral Contributions and, thereafter, simultaneously from Employee Salary Deferral Contributions which are matched and matching Employer Contributions which relate to such Employee Salary Deferral Contributions;

                           (iii)    shall be adjusted for income; and

                                    VIII-11

                           (iv) shall be designated by the Employer as a distribution of excess contributions (and income).

                  (2) With respect to the recharacterization of excess contributions pursuant to (a) above, such recharacterized amounts:

                           (i) shall be deemed to have occurred on the date on which the last of those Highly Compensated Participants with excess contributions to be recharacterized is notified of the recharacterization and the tax consequences of such recharacterization;

                           (ii) shall not exceed the amount of Employee Salary Deferral Contributions on behalf of any Highly Compensated Participant for any Plan Year;

                           (iii) shall be treated as Additional Employee Contributions for purposes of Code Section 401(a)(4) and Treasury Regulations Section 1.401(k)-1(b). However, for purposes of Sections 18.3 and 18.11(a) recharacterized excess contributions continue to be treated as Employer contributions that are Employee Salary Deferral Contributions. Excess contributions recharacterized as

                                    VIII-12

                                    Additional Employee Contributions shall
                                    continue to be nonforfeitable and subject to the rules of Section 11.1(d);

                           (iv)     are not permitted if the amount
                                    recharacterized plus Additional Employee
                                    Contributions actually made by such Highly
                                    Compensated Participant exceed the maximum amount of Additional Employee Contributions (determined prior to application of Section 8.9) that such Highly Compensated Participant is permitted to make under the Plan in the absence of recharacterization;

                           (v) shall be treated as Employer contributions for purposes of Section 8.5; and

                           (vi)     shall be adjusted for income.

                  (3) Any distribution and/or recharacterization of less than the entire amount of excess contributions shall be treated as a pro rata distribution and/or recharacterization of excess contributions and income.

         (b) If the determination and correction of excess contributions of a Highly Compensated Participant whose actual deferral ratio is determined under the

                                    VIII-13
                  family aggregation rules, then the actual deferral ratio shall be reduced as required herein and the excess contributions for the family unit shall be allocated among the Family Members in proportion to the Employee Salary Deferral Contributions of each Family Member that were combined to determine the group actual deferral ratio.

         8.9 Actual Contribution Percentage Tests.

         (a) The "Actual Contribution Percentage" for the Highly Compensated Participant group shall not exceed the greater of:

                  (1) 125 percent of such percentage for the Non-Highly Compensated Participant group; or

                  (2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus 2 percentage points. However, to prevent the multiple use of the alternative method described in this paragraph and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make salary deferrals pursuant to Section 5.1 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Company and to make Additional Employee Contributions

                                    VIII-14
                           or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Company shall have his actual contribution ratio reduced pursuant to Treasury Regulations Section 1.401(m)-2. The provisions of Code Section 401(m) and Treasury Regulations Section 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

         (b) For the purposes of this Section and Section 8.10, "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group) of:

                  (1) the sum of Additional Employee Contributions made pursuant to Section 5.2; matching Employer Contributions made pursuant to Section 6.2(a) and excess contributions recharacterized as Additional Employee Contributions pursuant to Section 8.8(a) on behalf of each such Participant for such Plan Year; to

                  (2)      the Participant's 414(s) Compensation for such Plan
                           Year.

                  The actual contribution ratio must be rounded to the nearest one-hundredth of one percent.

                                    VIII-15

         (c) For purposes of determining the "Actual Contribution Percentage" and the amount of Excess Aggregate Contributions pursuant to Section 8.10(d), only matching Employer Contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account with respect to Employees eligible to have matching Employer Contributions pursuant to Section 6.2 and Additional Employee Contributions pursuant to Section 5.2 allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified non-elective contributions (as defined in Code
                  Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions shall be treated as matching Employer Contributions subject to Regulation 1.401(m)-1(b)(2) which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non- elective contributions are made.

         (d) For the purpose of determining the actual contribution ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Employee is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest Code Section 415 Compensation during the year, the following rules shall apply:

                                    VIII-16

                  (1) The combined actual contribution ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be determined by aggregating Additional Employee Contributions made pursuant to Section 5.2, matching Employer Contributions made pursuant to Section 6.2, excess contributions recharacterized as Additional Employee Contributions pursuant to Section 8.8(a) and 414(s) Compensation of all eligible Family Members (including Highly Compensated Participants). However, in applying the $150,000 limit to 414(s) Compensation, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

                  (2) The Additional Employee Contributions made pursuant to Section 5.2, matching Employer Contributions made pursuant to Section 6.2, excess contributions recharacterized as Additional Employee Contributions pursuant to Section 8.8(a) and 414(s) Compensation of all Family Members shall be disregarded for purposes of determining the "Actual Contribution Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph
                           (1) above.

                  (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those

                                    VIII-17
                           family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and (2) above.

         (e) For purpose of this Section, if two or more plans of the Employer to which Additional Employee Contributions, matching Employer Contributions, or elective deferrals are made are treated as one plan for purpose of Code Sections 401(a)(4) or 410(b) (other than the average benefits test under Code
                  Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan for purposes of this Section 8.9. In addition, two or more plans of the Employer to which Additional Employee Contributions, matching Employer Contributions, or Employee Salary Deferral Contributions are made may be considered as a single plan for purposes of this Section. In such a case, the aggregated plans must satisfy Code Sections 401(a)(4) and 410(b) as though such aggregated plans were a single plan. Notwithstanding the above, contributions to an employee stock ownership plan as defined in Code Section 4975(e)(7) shall not be aggregated with this Plan.

         (f) If a Highly Compensated Participant participates in two or more plans which are maintained by the Employer or an Affiliated Company to which Additional Employee Contributions, matching Employer Contributions, or Employee Salary Deferral Contributions are made, all such contributions on behalf of

                                    VIII-18
                  such Highly Compensated Participant shall be aggregated for purposes of this Section 8.9.

         (g) For purposes of Section 8.9(a) and 8.10, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have matching Employer Contributions pursuant to Section 6.2 (whether or not a deferral election was made or suspended pursuant to Section 5.1) and Additional Employee Contributions pursuant to Section
                  5.2 (whether or not Additional Employee Contributions are made) allocated to his account for the Plan Year.

         8.10 Adjustment to Actual Contribution Percentage Tests.

         (a) In the event that the "Actual Contribution Percentage" for the Highly Compensated Participant group exceeds the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section 8.9(a), the Committee (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the highest actual contribution ratio, his vested portion of excess aggregate contributions (and income allocable to such contributions) until either one of the tests set forth in
                  Section 8.9(a) is satisfied, or until his

                                    VIII-19
                  actual contribution ratio equals the actual contribution ratio of the Highly Compensated Participant having the second highest actual contribution ratio. This process shall continue until one of the tests set forth in Section 8.9(a) is satisfied. The distribution of excess aggregate contributions shall be made in the following order:

                  (1) Matching Employer Contributions distributed pursuant to Section 8.8(a)(1);

                  (2) Additional Employee Contributions including excess contributions recharacterized as Additional Employee Contributions pursuant to Section 8.8(a)(2);

                  (3)      Remaining matching Employer Contributions.

         (b) Any distribution of less than the entire amount of excess aggregate contributions (and income) shall be treated as a pro rata distribution of excess aggregate contributions and income. Distribution of excess aggregate contributions shall be designated by the Employer as a distribution of excess aggregate contributions (and income).

                                    VIII-20

         (c) Excess aggregate contributions attributable to amounts other than Additional Employee Contributions shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

         (d) For each Highly Compensated Participant, the amount of excess aggregate contributions is equal to the total Additional Employee Contributions made pursuant to Section 5.2, matching Employer Contributions made pursuant to Section 6.2, excess contributions recharacterized as Additional Employee Contributions pursuant to Section 8.8(a) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 8.9(c) on behalf of the Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual contribution ratio (determined after application of this paragraph) by his 414(s) Compensation. In no case shall the amount of excess aggregate contribution with respect to any highly compensated participant exceed the amount of Additional Employee Contributions made pursuant to Section 5.2, matching Employer Contributions made pursuant to Section 6.2, Excess Aggregate Contributions recharacterized as Additional Employee Contributions pursuant to Section 8.8(a) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 8.9(c) on behalf of such Highly Compensated Participant for such Plan Year.

                                    VIII-21

         (e) The determination of the amount of excess aggregate contributions with respect to any Plan Year shall be made after first determining the excess contributions, if any, to be treated as Additional Employee Contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year or which are treated as Additional Employee Contributions due to recharacterization pursuant to Section 8.8(a).

         (f) If the determination and correction of excess aggregate contributions of a Highly Compensated Participant whose actual contribution ratio is determined under the family aggregation rules, then the actual contribution ratio shall be reduced and the excess aggregate contributions for the family unit shall be allocated among the Family Members in proportion to the sum of Additional Employee Contributions made pursuant to Section 5.2, matching Employer Contributions made pursuant to Section 6.2, excess contributions recharacterized as Additional Employee Contributions pursuant to Section 8.8(a) and any qualified non-elective contributions or elective deferrals, taken into account pursuant to Section 8.9(c) of each Family Member that were combined to determined the group actual contribution ratio.

         (g) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special qualified non-elective contribution on

                                    VIII-22
                  behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 8.9(a). Such contribution shall be allocated to the Employee Salary Deferral Contribution Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants. A separate accounting shall be maintained for the purpose of excluding such contributions from the "Actual Deferral Percentage" tests pursuant to Section 8.7(a).

                                    VIII-23

                                   ARTICLE IX
                                     VESTING

         9.1 Vesting Schedule. A Participant shall at all times be fully vested in the Accrued Balance in his Account.

                                   ARTICLE X
                              PAYMENT OF BENEFITS

         10.1 Distribution on Account of Termination of Employment. If a Participant terminates his employment other than by reason of death, retirement or Total Disability, the Accrued Balance in such Participant's Account (calculated as of the Valuation Date next preceding the date of the distribution) hereof shall be paid to the Participant in a lump sum. Such lump sum shall consist of cash, except that the Participant's interest in the Company Stock Fund shall be paid in the form of whole shares of Company Stock, the number of such whole shares to be determined as of the Valuation Date next preceding the date of distribution, with any amounts representing fractional shares of Company Stock to be paid in cash. The lump sum distribution shall be made no later than the close of the second Plan Year following the Plan Year in which termination of employment occurs, except as provided in the following sentence. If the amount of the distribution derived from the Participant's Employer Contribution Account exceeds, or has ever exceeded, $3,500 (or such larger amount that may be established by Treasury Regulations under Section 411(a)(7)(B) of the Code), the payment of the distribution shall be delayed until the Participant's Normal Retirement Date, unless the Participant requests an earlier payment of benefits.

         10.2 Distribution at Retirement. Any Participant shall be eligible to terminate his employment by retiring at any time on or after the first day of the month coinciding with or next following his Early Retirement Date, if applicable, or his Normal Retirement Date. In the event of such retirement of any Participant, the Accrued Balance credited to such Participant's Account (calculated as of the Valuation Date next preceding the date of the distribution) shall be paid to such former Participant in a lump sum.

         10.3 Deferred Retirement. A Participant may remain in the service of the Employer after reaching his Early Retirement Date or Normal Retirement Date and shall continue to be eligible to defer salary pursuant to Section 5.1 hereof, to make Additional Employee Contributions pursuant to Section 5.2 hereof, to share in Employer Contributions, if any, pursuant to Section 6.2 hereof, and to share in allocations pursuant to Section 8.3 hereof.

         10.4 Distribution Upon Death. In the event of the termination of employment of a Participant through the death of the Participant prior to his retirement, the Accrued Balance credited to his Account (calculated as of the Valuation Date next preceding the date of the distribution) shall be paid to his Beneficiary in a lump sum.

         10.5 Designation of Beneficiary. In the event of the death of a Participant or former Participant, any benefits payable hereunder shall be paid to the Participant's surviving spouse, if any, or to any other Beneficiary or alternate Beneficiary who may be designated by the Participant as hereinafter provided if such surviving spouse consents thereto or if there is no surviving spouse. For purposes of entitlement to receive benefits pursuant to the foregoing sentence, surviving spouse shall mean the spouse to whom a Participant shall be married on the date payment of his benefits commences or to whom a Participant shall be married at the time of his death if he shall die while employed by the Employer, unless otherwise specifically provided by a qualified domestic relations order pursuant to Section 414(p) (5) of the Code.

         The consent of a surviving spouse to the designation of any other Beneficiary shall be made in writing on a form provided by the Committee, which form shall contain the surviving spouse's acknowledgment of the effect of such consent and shall be witnessed by the Administrator or his representative, or a notary public. Notwithstanding the foregoing, such written consent shall not be required if it is established to the satisfaction of the Administrator or his representative that such consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

         Subject to the foregoing paragraphs of this Section 10.5, each Participant and former Participant shall have the unrestricted right at any time to designate a primary and an alternate Beneficiary to receive any benefits payable hereunder on the death of the Participant, and from time to time to change any such designation. Each such designation shall be evidenced by a written instrument filed with the Committee, signed by the Participant. Such designation or change shall take effect as of the date of execution of such written instrument, whether or not the Participant is living at the time of such filing, but without prejudice to the Trust Fund on account of any payments made before receipt of such written instrument by the Committee.

         10.6 Distribution Upon Total Disability. In the event of a Participant's Total Disability, the Accrued Balance in his Account (calculated as of the Valuation Date next preceding the date of the distribution) shall be paid to such former Participant in a lump sum.

         10.7 Commencement of Benefit Payments. A Participant who terminates service by reason of retirement shall have the right to elect to delay the benefit commencement date until the expiration of one year after his date of termination of service if payment would otherwise be made within that year.

         Notwithstanding the foregoing, unless a Participant elects a later date by submitting a signed election form to the Administrator setting forth the date on which the payment of benefits shall be made, the payment of benefits under the Plan shall be made not later than the sixtieth (60th) day after the close of the Plan Year in which the later of the following events occurs: (1) the Participant attains age 65; or (2) the Participant terminates his service with the Employer. In no case shall distributions of benefits under the Plan be made later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. However, if a Participant had attained age 70 1/2 before January 1, 1988 and was not a five percent (5%) owner at any time during the Plan Year ending with or within the calendar year in which the Participant attained age 66 1/2 or any subsequent Plan Year, such Participant may elect to delay his distribution until the calendar year in which the Participant retires.

         10.8     Direct Rollover.

         (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b)      Definitions.

                  (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

                  (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in
                           Section 408(a) of the Code, an
                           individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
                           Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (3) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                  (4) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                   ARTICLE XI
                            WITHDRAWALS FROM ACCOUNTS

         11.1 Withdrawals. A Participant may at any time, but not more than twice in any Plan Year nor more than once in any Calendar Quarter, on the appropriate form filed with the

Committee at least fifteen (15) days before the last day of a Calendar Quarter, elect to withdraw from one or more Investment Funds, subject to the limitations herein, all or any part of his Account, excluding his Rollover Account and the amount of any loan to the Participant under Section 12.1 which is outstanding, as adjusted for investment income, gain or loss. If the Participant's Account is invested in one or more Investment Funds pursuant to Section 7.1, the Participant shall be entitled to elect on the form provided by the Committee, in dollar amounts, the extent to which the withdrawal shall be made from any such Fund. The effective date of the withdrawal shall be the last day of the Calendar Quarter in which the Participant's election is received by the Committee.

         All amounts distributed pursuant to this Section shall be paid from the following sources, in the following order:

         (a) from that part of his Account equal to the aggregate amount of his Additional Employee Contributions;

         (b) from that part of his Account equal to the earnings on the amounts described in (a); and

         (c) from that part of his Account equal to the aggregate amount of his Employee Salary Deferral Contributions, including pre-1989 earnings thereon; provided, however, that no withdrawal of such amount shall be permitted unless the

                  Participant has attained age 59-1/2, has suffered a Total Disability, or is able to demonstrate hardship pursuant to
                  Section 11.2 hereof; and further provided, that Employee Salary Deferral Contributions which have not been deposited in the Trust Fund for at least two (2) years may not be withdrawn except upon a showing of hardship.

         11.2 Hardship.

         (a) The Committee shall authorize a distribution for hardship only if the distribution is on account of:

                  (1) Medical expenses described in Code Section 213(d) incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152);

                  (2) The purchase (excluding mortgage payments) of a principal residence for the Participant;

                  (3) Payment of tuition for the next semester or quarter of post-secondary education for the Participant, his spouse, children, or dependents; or

                  (4) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

         (b) No distribution shall be made on account of hardship unless the Committee, based upon the Participant's representation and such other facts as are known to the Committee, determines that all of the following conditions are satisfied:

                  (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant; and

                  (2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer.

         11.3 Suspension of Contributions. If a Participant receives a hardship distribution pursuant to Section 11.2, such Participant's Employee Salary Deferral Contributions and Additional Employee Contributions will be suspended for twelve (12) months after receipt of the hardship distribution. In addition, the Participant may not make Employee Salary Deferral Contributions for his taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's Employee Salary Deferral Contributions for the taxable year of the hardship distribution.

                                   ARTICLE XII
                              LOANS TO PARTICIPANTS


         12.1 Procedures. The Committee may, upon the application of any Participant but in the Committee's sole discretion, direct the Trustee to make a loan to a Participant under the following circumstances: (a) loans shall not be made available to Highly Compensated Employees, officers, or shareholders in an amount greater than the amount made available to other Participants; (b) loans shall bear a reasonable rate of interest; (c) loans shall be adequately secured; and (d) loans shall provide for periodic repayment over a period of up to five
(5) years, provided, however, that a loan shall not be granted to any Participant that provides for a repayment period extending beyond such Participant's Normal Retirement Date. Notwithstanding the foregoing clause (d), a loan for a term of up to ten (10) years shall be permitted if the proceeds of such loan are used for the purpose of a Participant's purchase of his principal residence; provided, however, that in no event shall the term of such loan extend beyond a Participant's Normal Retirement Date. In addition to any other security that may be required, every loan to a Participant shall be secured by a pledge of fifty percent (50%) of the Participant's interest in the Trust Fund (excluding the Participant's interest in the Company Stock Fund).

         A Participant may specify from which Investment Fund the loan funds are to be taken, and in the absence of any such designation the Committee shall so specify.

         A loan to a Participant shall be considered an earmarked investment of such Participant's Account. Loan funds shall be taken first from the Additional Employee Contribution Account and then, to the extent necessary, from the Rollover Account and the Employee Salary Deferral Contribution Account, in that order. Loan funds shall not be taken from the Employer Contribution Account. Repayments of loans shall reduce the amount of the loan investment in the Employee Loan Fund and shall be invested in one or more of the Investment Funds in accordance with the Participant's then current investment election.

         Loans made pursuant to this Section from a Participant's Account shall be limited in amount to the lesser of:

                  (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan, or any other qualified plan maintained by the Employer, to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

                  (ii) one-half (1/2) of the present value of the Participant's vested Accrued Balance.

                                     XII-2

         Any loans granted or renewed shall be made pursuant to a Participant loan program. Such loan program shall be established in writing and must include, but need not be limited to, the following:

         (1) the identity of the person or positions authorized to administer the Participant loan program;

         (2) a procedure for applying for loans;

         (3) the basis on which loans will be approved or denied;

         (4) limitations, if any, on the types and amounts of loans offered;

         (5) the procedure under the program for determining a reasonable rate of interest;

         (6) the types of collateral which may secure a Participant loan; and

         (7) the events constituting default and the steps that will be taken to preserve Plan assets.

         Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the

                                     XII-3

Plan. Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section.

                                      XII-4

                                  ARTICLE XIII
                               TERMINATION OF PLAN

         13.1 Termination. The Employer hopes to continue the Plan and its contributions to the Trust Fund indefinitely. Nevertheless, each Employer maintains the right to suspend, terminate, or completely discontinue contributions under the Plan with respect to its Employees. Upon any full or partial termination of the Plan or complete discontinuance of contributions by an Employer hereunder, all affected Participants who are Employees of such Employer shall become vested in the Accrued Balances in their Accounts.

         13.2 Distribution. Upon (1) the termination of the Plan, (2) the complete discontinuance of contributions by an Employer to the Trust Fund, or
(3) the termination of the liability of an Employer, as provided for in Section
13.1 hereof, the Committee shall make a final allocation of Employer Contributions, if any, and net earnings or losses in the manner prescribed herein to the Accounts of Participants who are Employees of such Employer. Thereafter, the funds in the Account of each such Participant shall be paid and distributed to such person in a lump sum upon the earliest of (1) a date that is not more than 60 days following the later of termination of the Plan or the receipt of a favorable determination letter (if requested) from the Internal Revenue Service following such termination, but only if another defined contribution plan (other than an employee stock ownership plan) has not been established or is not maintained by the Employer, (2) the

Participant's attainment of age 59 1/2, (3) the Participant's termination of employment with the Employer, (4) the Participant's Total Disability, or (5) the Participant's death.

         13.3 Final Expenses. Notwithstanding anything to the contrary herein, all expenses of administration of the Trust Fund, and other expenses incident to the termination and distribution of the Trust Fund, incurred after the termination of the Plan shall be paid from the Trust Fund as directed by the Committee.

                                     XIII-2

                                   ARTICLE XIV
                                AMENDMENT OF PLAN




         14.1 Amendment. The Company shall have the right, by action of the Board, to modify or amend this Plan, in whole or in part, at any time and from time to time; provided, however, that no such action shall adversely affect Participants to the extent of their vested benefits, nor shall such action decrease a Participant's accrued benefit or eliminate an optional form of distribution. Any such modification or amendment may be made retroactively.

         If the Plan should at any time become a transferee of a plan which is subject to the requirements of Section 401(a)(11)(A) of the Code, the Plan shall be amended to meet said requirements.

         14.2 Change in Vesting. If an amendment or a change in the top-heavy status of the Plan changes the vesting schedule of the Plan, as set forth in
Section 9.1 hereof, any Participant having three (3) or more Years of Eligibility Service on the date which is sixty (60) days after such amendment or change is adopted or becomes effective (or, if later, sixty (60) days after written notice of the amendment or change is given) may, within a reasonable time after the effective date of the amendment or change, elect to remain subject to the vesting schedule in effect prior to such amendment or change.

         14.3 Trustee. The Committee shall deliver a copy of each amendment to the Plan, and the Board resolution adopting the same, to the Trustee promptly after its adoption. No amendment shall be made that would adversely affect the Trustee or impose additional duties on it without the Trustee's written consent thereto.

                                      XIV-2

                                   ARTICLE XV
                                CLAIMS PROCEDURE

         15.1 Claims. Each Participant and Beneficiary of the Plan shall submit all claims for benefits, claims relating to the amount or manner of any distribution, and any other request relating to any Account, in writing, to the Administrator of the Plan. The Administrator shall within a reasonable period of time, but not later than 60 days after receipt thereof, either approve or deny such claim or request either wholly or in part, and notify the claimant in writing of the action taken.

         15.2 Notice of Denial. If such claim or request is wholly or partially denied, the written notice of the Administrator shall set forth in a manner calculated to be understood by the claimant:

         (a)      specific reasons for the denial;

         (b) specific references to the pertinent Plan provisions on which the denial is based;

         (c) specific references to any additional material or information necessary for the claimant to perfect review of the claim and an explanation of why such material or information is necessary; and

         (d)      an explanation of the Plan's claims review procedure.

         If the notice of the denial is not furnished to the Participant in accordance with this section within a reasonable period of time, such participant's claim shall be deemed denied.

         15.3 Review. Upon denial of such a claim or request, the claimant shall be entitled within 60 days after the receipt of written notice of denial by the
Administrator:

         (a) to request, in writing, a review by the Committee of the denial;

         (b)      to review pertinent documents; and

         (c)      to submit issues and comments in writing.

         The Committee shall render a decision on its review of the denial promptly, but not later than 60 days after the receipt of the request for review, unless special circumstances require an extension of time, in which case a decision shall be rendered not later than 120 days after the receipt of a request for review. If the Committee's decision on review is not furnished to the Participant within the time limitations described herein, the claim shall be deemed denied upon review.

         The decision of the Committee shall be in writing and shall set forth reasons therefor stated in a manner calculated to be understood by the claimant, including specific references to the pertinent Plan provisions. Determinations, decisions and other actions of the Committee, taken in accordance with the provisions hereof shall be final, conclusive and binding on all parties.

                                   ARTICLE XVI
                                   THE TRUSTEE

         16.1 All contributions hereunder to the Trust Fund shall be held, in trust, by such Trustee as may be selected by the Committee, from time to time, under a trust agreement approved by the Board, with such powers in the Trustee as to investment, reinvestment, control and disbursement of all or part of the Trust Fund as shall be in accordance with the provisions hereof.

                                  ARTICLE XVII
                            MISCELLANEOUS PROVISIONS

         17.1 The Plan and the Trust provided for hereunder are created for the exclusive benefit of the Participants and their Beneficiaries. Under no circumstances whatsoever shall any assets of the Trust Fund ever revert to, or be used or enjoyed by, the Employer, or any successor thereto, nor shall any such assets ever be used other than for the exclusive benefit of the Participants or their Beneficiaries.

         17.2 No Participant or Beneficiary shall have any legal or equitable right or interest in the Trust Fund established hereunder, or in any annuity contract purchased hereunder, except as expressly provided for herein, and no Employee shall be deemed to possess a right to share in any moneys allocated by the Committee as hereinabove set forth, except as herein provided.

         17.3 Participation in the Plan shall not give any Participant the right to be retained in the service of the Employer or any right or claim to a retirement pension unless the right to such retirement pension is provided for herein.

         17.4 All decisions of the Committee hereunder shall be made in a uniform, non-discriminatory manner.

         17.5 Whenever an Employer is permitted or required under the terms of this Plan to take any action, it shall be done by its Board of Directors and shall be evidenced by proper resolutions certified by the Secretary thereof.

         17.6 The Plan shall not be automatically terminated by the Company's acquisition by, or merger into, any other company. The Plan shall be continued after such merger if the successor company agrees to continue the Plan. All rights to amend or terminate the Plan shall be transferred to the successor company, effective as of the date of the merger.

         The merger or consolidation with, or transfer of assets and liabilities to, any other qualified retirement plan shall be permitted only if the benefit each Participant would receive if the Plan were terminated immediately after such merger or consolidation, or transfer of assets and liabilities, would be at least as great as the benefit he would have received had the Plan been terminated immediately before any such transaction.

         17.7 To the extent permitted by law and with the exception of payments pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code, no benefit payable hereunder shall be subject in any manner to anticipation, assignment, garnishment, or pledge. Any attempt to anticipate, assign, garnish or pledge the same will be of no effect. No such benefits will be in any manner liable for or subject to the debts, liabilities, or torts of any Participant, and if any Participant is adjudicated bankrupt or attempts to anticipate, assign, or pledge any such benefits, then such benefits will, in the

                                     XVII-2
discretion of the Committee, cease. In such event, the Committee will have the authority to cause the same or any part thereof to be held or applied to or for the benefit of such Participant, his spouse, his children or other dependents, or any of them, in such manner and in such proportion as the Committee may in its discretion deem proper.

         17.8 A Participant shall not, with or without cause, be divested of any portion of his Accrued Balance that is vested under the terms of the Plan.

         17.9 Notwithstanding any other provisions of the Plan, a former Participant shall not be entitled to payment of duplicate benefits upon again becoming a Participant.

         17.10 The headings of the Sections herein are for reference only. In the event of a conflict between such a heading and the content of a Section, the content of the Section shall control.

         17.11 If any person to whom a benefit is payable hereunder is an infant, or if the Committee determines that any person to whom a benefit is payable is incapable by reason of physical or mental disability of taking care of his own affairs, the Committee shall have power to cause the payments becoming due to such person to be made to another for his benefit without responsibility of the Committee or the Trustee to see to the application of such payments. Payments made pursuant to such power shall operate as a complete discharge

                                     XVII-3
of the obligation of the Employer, the Trust Fund, the Trustee and the Committee to make such payments.

         17.12 The interpretation of the provisions hereof and the administration of the Plan shall be governed, to the extent applicable, by the Act and, to the extent the Act is not applicable, by the laws of Connecticut.

                                     XVII-4

                                  ARTICLE XVIII
                            TOP-HEAVY PLAN PROVISIONS




          (Sections 18.1-18.10 provide definitions for Article XVIII.)



         18.1 Compensation. Compensation of an Employee which is reportable on Form W-2 for the calendar year ending with or within the Plan Year.

         18.2 Key Employee. Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the Determination Period was an officer of the Employer with Compensation greater than 150 percent of the dollar limitation under Section 415(c)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer if such individual's Compensation exceeds the dollar limitation under Section 415(c)(1)(A) of the Code and such individual's ownership interest exceeds 1/2 percent, a 5-percent owner of the Employer, or a 1-percent owner of the Employer who has Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code.

         18.3 Top-Heavy Plan. For any Plan Year, this Plan is top-heavy if any of the following conditions exist:

         (a) If the Top-Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

         (b) If this Plan is a part of a Required Aggregation Group of plans (but not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60 percent.

         (c) If this Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

         18.4     Top-Heavy Ratio.

         (a) The Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the Determination Period(s)), and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of all account balances (including any part of any account balance

                                     XVIII-2
                  distributed in the Determination Period(s)) under the aggregated defined contribution plan or plans for all Participants and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with
                  Section 416 of the Code. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an accrued benefit made in the Determination Period.

         (b) For purposes of (a) above, the value of account balances and the Present Value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the Regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not performed any services for any Employer maintaining the Plan at any time during the Determination Period shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made in accordance with Section 416 of the Code and the Regulations thereunder. Deductible employee contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits

                                    XVIII-3
                  shall be calculated with reference to the Determination Date(s) that falls within the same calendar year.

         18.5 Permissive Aggregation Group - The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

         18.6 Required Aggregation Group - (1) Each qualified plan of the Employer in which at least one Key Employee participated during the Determination Period, and (2) any other qualified plan of the Employer which enabled a plan described in (1) to meet the requirements of Sections 401(a)(4) and 410 of the Code during the Determination Period.

         18.7 Determination Date - For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

         18.8 Determination Period - The Plan Year containing the Determination Date and the four (4) preceding Plan Years.

         18.9 Valuation Date - For purposes of computing the Top-Heavy Ratio, the Valuation Date shall be the normal annual valuation date for the Plan.

                                     XVIII-4

         18.10 Present Value - For purposes of computing the Top-Heavy Ratio, any benefit shall be discounted only for mortality and interest as follows:

         Interest Rate:             5%
         Mortality Table:           1971 TPF&C Forecast Mortality Table

         18.11 If the Plan is or becomes a Top-Heavy Plan in any Plan Year, the following provisions shall supersede any conflicting provision in the Plan:

         (a)      Minimum Allocations.

                  (i) Except as otherwise provided in (ii) and (iii) below, for any Plan Year in which this Plan is a Top-Heavy Plan, the Employer Contributions allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent (3%) of such Participant's Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer Contributions allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or

                                     XVIII-5
                           would have received a lesser allocation for the year because of (i) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan).

                  (ii) The provision in (i) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

                  (iii) The provision in (i) above shall not apply to any Participant to the extent the Participant is a Participant in The Connecticut Water Company Employees' Retirement Plan which shall provide the minimum allocation or benefit applicable to Top-Heavy Plans.

         (b) Additional Limitation. With respect to any Plan Year for which the Plan is determined to be a Top-Heavy Plan, paragraph
                  (2)(B) and (3)(B) of Section 415(e) of the Code, as incorporated in Section 8.6 hereof, shall be applied by substituting "1.0" for "1.25 percent" in the calculation of the defined benefit and defined contribution fractions unless the requirements of Section 416(h)(2) of the Code are met.

                                     XVIII-6